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Exhibit 99.1

VALUECLICK, INC.
PROXY

Annual Meeting of Stockholders
                        , 2002

This Proxy is Solicited on Behalf of the Board of Directors of ValueClick, Inc.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held            , 2002 and the Proxy Statement and appoints James R. Zarley and Kurt A. Johnson, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of ValueClick, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of ValueClick, Inc. to be held at 4360 Park Terrace Drive, Suite 100, Westlake Village, California on            ,            , 2002 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

        The undersigned acknowledges receipt of the Notice of the Annual Meeting and the accompanying Joint Proxy Statement/Prospectus.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Please detach and return in the envelope provided

        ☒    Please mark as in this example

        The Board of Directors recommends a vote IN FAVOR OF the director nominees listed below and a vote IN FAVOR OF each of the listed proposals. This proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the director nominees listed below and IN FAVOR OF the other proposals.

1.	FOR ☐	AGAINST ☐	ABSTAIN ☐	To approve the issuance of shares of ValueClick common stock pursuant to the Agreement and Plan of Merger, dated as of March 10, 2002, by and among ValueClick, Inc., Bravo Acquisition I Corp. and Be Free, Inc.

2.	FOR ☐	AGAINST ☐	ABSTAIN ☐	To approve a proposal to amend and restate ValueClick's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 100,000,000 to 200,000,000 shares.
3.	To elect nine directors of ValueClick to serve for the ensuing year or until their successors are duly elected and qualified;

	(a) James R. Zarley (b) Steven J. Umberger (c) David S. Buzby (d) Robert D. Leppo (e) Martin T. Hart (f) Jeffrey E. Epstein (g) Tom A. Vadnais (h) Gregory R.Raifman (i) Ira Carlin			FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name on the line below:

4.	FOR ☐	AGAINST ☐	ABSTAIN ☐	To permit ValueClick's Board of Directors or its Chairman, in their discretion, to adjourn or postpone the Annual Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Annual Meeting to approve each proposal.

5.				In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Annual Meeting and upon other matters as may properly come before the Annual Meeting.

	Mark if you plan to attend the Annual Meeting ☐			Mark here for change of address and provide your current address on the lines below

Please print the name(s) appearing on each share
certificate(s) over which you have voting authority:__________________________________________________________________________________
                                                                                                                  (Print name(s) on certificate)

Please sign your name:____________________________________________________________        Date:____________________________________
                                                                 (Authorized Signature(s))

Note: Please sign, date and return promptly in the accompanying envelope. Please sign exactly as your name appears on this proxy card. If shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

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Exhibit 99.1